Exhibit 99.1

 Sonic Automotive’s EchoPark Profitable and
On-Track to Exceed $1.0 Billion in 2019 Revenues

CHARLOTTE, N.C. – April 25, 2019 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported financial results for the first quarter of 2019.

•EchoPark revenues of $249.6 million during the first quarter of 2019, up 89.8% from the first quarter of 2018; on-track to exceed $1.0 billion in full year 2019 revenues.
•Total Sonic consolidated GAAP continuing operations earnings per diluted share of $0.99 in the first quarter of 2019 compared to a continuing operations loss per diluted share of $0.05 in the first quarter of 2018.
•Excluding the items of interest detailed below, adjusted earnings per diluted share from continuing operations* for the first quarter of 2019 were $0.39 compared to $0.26 for the first quarter of 2018.
•EchoPark pre-tax profit improved $14.9 million, or 101.2%, to $0.2 million in the first quarter of 2019 compared to a pre-tax loss of $14.7 million in the first quarter of 2018.
•EchoPark generated positive cash flow (Adjusted EBITDA*) of $5.0 million in the first quarter of 2019, improving by $8.3 million, or 247.8%, from the first quarter of 2018.
•EchoPark retailed 11,051 units during the first quarter of 2019, up 100.3% from the first quarter of 2018.
•Total Sonic consolidated all-time quarterly record pre-owned retail unit sales of 38,463 units in the first quarter of 2019.
•Total Sonic consolidated all-time quarterly record F&I gross profit per retail unit of $1,676 in the first quarter of 2019.
•Total Sonic consolidated record first quarter F&I gross profit of $106.2 million in 2019.
•Received cash of $121.7 million on the disposal of four franchised dealerships during the first quarter of 2019, which represent approximately $300.0 million in annual revenues.

* Adjusted earnings per diluted share from continuing operations and Adjusted EBITDA are non-GAAP financial measures. The schedules included in this press release reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

First Quarter 2019 Results

On a GAAP basis, net income from continuing operations for the first quarter of 2019 was $42.3 million, or $0.99 per diluted share. Comparatively, the net loss from continuing operations for the first quarter of 2018 was $2.0 million, or $0.05 per diluted share.

GAAP results reported for the first quarter of 2019 and 2018 include the following pre-tax items of interest:

(In millions)	Q1 2019	Q1 2018	Income Statement Line Item
Gain (Loss) on Franchise Disposals	$46.7	$1.2	SG&A
Executive Transition Costs	$(6.3)	$—	SG&A	(1)
Long-Term Compensation Charges	$—	$(9.2)	SG&A	(2)
Impairment Charges	$(1.9)	$(3.6)	Impairment	(3)
Lease Exit Charges	$—	$(4.8)	SG&A
Legal Related Matters	$—	$(1.5)	SG&A
 Note: Amounts in table relate to the Franchised Dealerships Segment unless otherwise noted below.
 (1) $6.0 million of Q1 2019 amount is not deductible for tax purposes.
 (2) $9.2 million Q1 2018 amount relates to EchoPark.
 (3) $1.9 million Q1 2019 amount related to EchoPark.

Commentary

David Smith, Sonic and EchoPark’s Chief Executive Officer, commented, “We are very pleased with the results for the quarter with our franchised dealerships offering a solid performance and EchoPark beginning to show what is possible from what we have developed over the last several years. We believe EchoPark revenues will eclipse the $1.0 billion mark in 2019 as our stores are still maturing. To add perspective to the potential scale of EchoPark, its pre-owned unit sales comprised 28.7% of consolidated Sonic pre-owned unit sales in the first quarter of 2019. This is currently being accomplished through eight locations that serve a multitude of surrounding markets across the United States. As we expand our footprint into other areas across the country, we believe EchoPark will exceed the overall volumes and profitability of our franchised dealerships. We believe the combination of our customer-centric shopping experience, high quality vehicle offerings, rock-bottom pricing and transparent trade-in appraisals is disrupting the pre-owned markets that we serve. At our EchoPark stores, we continue seeing the markets we serve expand as customers have recognized the value we offer and are traveling hundreds of miles to purchase their vehicle from EchoPark.”

“There were several ‘firsts’ for the EchoPark operations during the quarter beyond the unit and revenue growth we have become accustomed to seeing. Two of the more significant ‘firsts’ relate to positive cash flow and profitability. Adjusted EBITDA for EchoPark was $5.0 million during the quarter. At the EchoPark store operating level, the contribution of Adjusted EBITDA during the first quarter was $6.1 million, offset by negative corporate level Adjusted EBITDA of $1.1 million. For the other significant ‘first,’ the pre-tax results for EchoPark were $0.2 million for the first quarter of 2019. This is the first quarter of profitability for the entire business unit. Operationally, it performed even better than the $0.2 million, as this amount includes an impairment charge of $1.9 million. Absent the impairment charge, EchoPark posted a pre-tax profit of $2.1 million. We look forward to sharing more of these ‘firsts’ with everyone in the future.”

Jeff Dyke, Sonic and EchoPark’s President, commented, “Our franchise and EchoPark leadership teams did a fantastic job giving us one of our best starts to a year that I can remember. We managed our SG&A structure, grew our gross profit and delivered above our internal forecasts in every facet of our business.”

“Our EchoPark operating model has evolved over time as we continue to listen to what customers want when shopping and buying a pre-owned vehicle. Of course, customers want it to be an easy, transparent process where they get a quality product at a great price. It sounds simple, but the magic is when you can give customers exactly what they want and make money doing it. Our EchoPark stores offer a unique and customer-friendly buying experience from the time customers first type in EchoPark.com on their computer or mobile device, to the moment they sign that last document electronically so they can begin to enjoy their car or truck. We provide an exceptional guest experience and value pricing along the lines of what Costco does for its customer base, while managing inventory days’ supply well below industry norms. Our proprietary inventory management and pricing tools that we have invested in for years are really paying off. We were able to sell over 11,000 vehicles in the quarter, running below a 30-day supply all-in and below a 20-day supply on our front-line inventory. This model allows us to remain very flexible and take advantage of inventory availability and valuation shifts in order to keep our pricing well below our competition. We believe in keeping our operating expenses very low so we can offer our guests the best pricing and guest experience in the industry today.”

“As for our franchised dealerships in the first quarter, revenue was relatively flat compared to the prior year quarter on a same store basis despite a 4.6% decline in our new vehicle revenue driven by lower industry volumes. Gross profit for the first quarter of 2019 on a same store basis improved $8.4 million, or 2.7%, from the prior year quarter. This ultimately resulted in an increase in operating income on a same store basis of $3.0 million, or 5.5%. Year-over-year increases in interest costs on a same store basis increased $4.3 million. We continue to actively manage our inventory levels in cooperation with our manufacturer partners to minimize the effect of higher interest rates on our overall profitability. We had record pre-owned volume, record F&I gross per unit and a very solid fixed operations gross performance in the quarter. Our BMW and Honda business rebounded from the prior quarter and we expect that to continue improving as we move through the year.”

Heath Byrd, Sonic and EchoPark’s Executive Vice President and Chief Financial Officer, noted, “Over the past year, we reduced our total long-term debt by $139.3 million and improved our liquidity by over $164.2 million, to $292.2 million. Based on current store performance, we believe our current EchoPark expansion plans can generate annual incremental revenue of $500.0 million to $1.0 billion. We believe the improved strength of our balance sheet and the positive cash flows from our EchoPark and franchise operations will allow us to fund the expansion of EchoPark internally without the need to access capital from the public markets.”

Dividend

Sonic’s Board of Directors approved a quarterly dividend of $0.10 per share payable in cash for our stockholders of record on June 14, 2019. The dividend will be payable on July 15, 2019.

First Quarter 2019 Earnings Conference Call

Senior management will host a conference call today at 11:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com, then click on “Our Company,” then “Investor Relations,” then the “Earnings Conference Calls” link at the bottom of the page.

Presentation materials for the conference call will be accessible beginning the morning of the conference call on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing the “Webcasts & Presentations” link at the bottom of the page.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: (877) 450-3867
International: (706) 643-0958
Conference ID: 1387216

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: (855) 859-2056
International: (404) 537-3406
Conference ID: 1387216

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements

Included herein are forward-looking statements. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, EchoPark revenue estimates, EchoPark unit sales volume, EchoPark profit estimates, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s other periodic reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as Adjusted EBITDA for our Franchised Dealerships and EchoPark Segments. As required by SEC rules, the Company provides reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and provide a meaningful presentation of the Company’s results.

Contact:	Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400 C.G. Saffer, Vice President and Chief Accounting Officer (704) 566-2439

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Results of Operations

	Three Months Ended March 31,
	2019	2018
	(Dollars and shares in thousands, except per share amounts)
Revenues:
New vehicles	$1,066,334	$1,180,846
Used vehicles	820,366	709,046
Wholesale vehicles	54,770	65,398
Total vehicles	1,941,470	1,955,290
Parts, service and collision repair	341,430	351,758
Finance, insurance and other, net	106,238	93,725
Total revenues	2,389,138	2,400,773
Cost of Sales:
New vehicles	(1,012,538)	(1,124,046)
Used vehicles	(783,358)	(672,275)
Wholesale vehicles	(56,037)	(69,823)
Total vehicles	(1,851,933)	(1,866,144)
Parts, service and collision repair	(178,194)	(182,130)
Total cost of sales	(2,030,127)	(2,048,274)
Gross profit	359,011	352,499
Selling, general and administrative expenses	(247,095)	(304,925)
Impairment charges	(1,952)	(3,643)
Depreciation and amortization	(22,649)	(23,743)
Operating income (loss)	87,315	20,188
Other income (expense):
Interest expense, floor plan	(13,226)	(10,677)
Interest expense, other, net	(12,853)	(13,456)
Other income (expense), net	100	89
Total other income (expense)	(25,979)	(24,044)
Income (loss) from continuing operations before taxes	61,336	(3,856)
Provision for income taxes for continuing operations - benefit (expense)	(18,987)	1,842
Income (loss) from continuing operations	42,349	(2,014)
Discontinued operations:
Income (loss) from discontinued operations before taxes	(180)	(248)
Provision for income taxes for discontinued operations - benefit (expense)	52	68
Income (loss) from discontinued operations	(128)	(180)
Net income (loss)	$42,221	$(2,194)
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$0.99	$(0.05)
Earnings (loss) per share from discontinued operations	(0.01)	—
Earnings (loss) per common share	$0.98	$(0.05)
Weighted average common shares outstanding	42,838	42,789
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$0.99	$(0.05)
Earnings (loss) per share from discontinued operations	(0.01)	—
Earnings (loss) per common share	$0.98	$(0.05)
Weighted average common shares outstanding	42,888	42,789
Dividends declared per common share	$0.10	$0.06

Sonic Automotive, Inc.
Results of Operations (Unaudited)

New Vehicles

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except unit and per unit data)
Reported new vehicle:
Revenue	$1,066,334	$1,180,846	$(114,512)	(9.7)%
Gross profit	$53,796	$56,800	$(3,004)	(5.3)%
Unit sales	25,197	29,500	(4,303)	(14.6)%
Revenue per unit	$42,320	$40,029	$2,291	5.7%
Gross profit per unit	$2,135	$1,925	$210	10.9%
Gross profit as a % of revenue	5.0%	4.8%	20	bps

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except unit and per unit data)
Same store new vehicle:
Revenue	$1,047,677	$1,097,720	$(50,043)	(4.6)%
Gross profit	$52,959	$54,379	$(1,420)	(2.6)%
Unit sales	24,695	26,910	(2,215)	(8.2)%
Revenue per unit	$42,425	$40,792	$1,633	4.0%
Gross profit per unit	$2,145	$2,021	$124	6.1%
Gross profit as a % of revenue	5.1%	5.0%	10	bps

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Used Vehicles

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except unit and per unit data)
Reported used vehicle:
Revenue	$820,366	$709,046	$111,320	15.7%
Gross profit	$37,008	$36,771	$237	0.6%
Unit sales	38,463	33,739	4,724	14.0%
Revenue per unit	$21,329	$21,016	$313	1.5%
Gross profit per unit	$962	$1,090	$(128)	(11.7)%
Gross profit as a % of revenue	4.5%	5.2%	(70)	bps

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except unit and per unit data)
Same store used vehicle:
Revenue	$764,621	$666,097	$98,524	14.8%
Gross profit	$33,723	$32,800	$923	2.8%
Unit sales	35,609	31,363	4,246	13.5%
Revenue per unit	$21,473	$21,238	$235	1.1%
Gross profit per unit	$947	$1,046	$(99)	(9.5)%
Gross profit as a % of revenue	4.4%	4.9%	(50)	bps

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Wholesale Vehicles

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except unit and per unit data)
Reported wholesale vehicle:
Revenue	$54,770	$65,398	$(10,628)	(16.3)%
Gross profit	$(1,267)	$(4,425)	$3,158	71.4%
Unit sales	8,647	9,680	(1,033)	(10.7)%
Revenue per unit	$6,334	$6,756	$(422)	(6.2)%
Gross profit per unit	$(147)	$(457)	$310	67.8%
Gross profit as a % of revenue	(2.3)%	(6.8)%	450	bps

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except unit and per unit data)
Same store wholesale vehicle:
Revenue	$53,124	$60,319	$(7,195)	(11.9)%
Gross profit	$(1,142)	$(3,881)	$2,739	70.6%
Unit sales	8,388	8,867	(479)	(5.4)%
Revenue per unit	$6,333	$6,803	$(470)	(6.9)%
Gross profit per unit	$(136)	$(438)	$302	68.9%
Gross profit as a % of revenue	(2.1)%	(6.4)%	430	bps

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Parts, Service and Collision Repair (“Fixed Operations”)

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands)
Reported:
Revenue
Customer pay	$137,721	$142,354	$(4,633)	(3.3)%
Warranty	68,973	67,601	1,372	2.0%
Wholesale parts	39,297	42,501	(3,204)	(7.5)%
Internal, sublet and other	95,439	99,302	(3,863)	(3.9)%
Total	$341,430	$351,758	$(10,328)	(2.9)%

Gross profit
Customer pay	$74,326	$76,350	$(2,024)	(2.7)%
Warranty	38,407	37,901	506	1.3%
Wholesale parts	6,796	7,265	(469)	(6.5)%
Internal, sublet and other	43,707	48,112	(4,405)	(9.2)%
Total	$163,236	$169,628	$(6,392)	(3.8)%

Gross profit as a % of revenue
Customer pay	54.0%	53.6%	40	bps
Warranty	55.7%	56.1%	(40)	bps
Wholesale parts	17.3%	17.1%	20	bps
Internal, sublet and other	45.8%	48.5%	(270)	bps
Total	47.8%	48.2%	(40)	bps

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Parts, Service and Collision Repair (“Fixed Operations”)

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands)
Same Store:
Revenue
Customer pay	$136,093	$130,728	$5,365	4.1%
Warranty	67,437	64,214	3,223	5.0%
Wholesale parts	38,581	40,012	(1,431)	(3.6)%
Internal, sublet and other	93,077	92,601	476	0.5%
Total	$335,188	$327,555	$7,633	2.3%

Gross profit
Customer pay	$73,435	$69,809	$3,626	5.2%
Warranty	37,612	35,904	1,708	4.8%
Wholesale parts	6,636	6,790	(154)	(2.3)%
Internal, sublet and other	42,325	44,368	(2,043)	(4.6)%
Total	$160,008	$156,871	$3,137	2.0%

Gross profit as a % of revenue
Customer pay	54.0%	53.4%	60	bps
Warranty	55.8%	55.9%	(10)	bps
Wholesale parts	17.2%	17.0%	20	bps
Internal, sublet and other	45.5%	47.9%	(240)	bps
Total	47.7%	47.9%	(20)	bps

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Finance, Insurance and Other, Net (“F&I”)

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except per unit data)
Reported:
Revenue	$106,238	$93,725	$12,513	13.4%
Unit sales	63,381	$62,916	465	0.7%
Gross profit per retail unit (excludes fleet)	$1,676	$1,490	$186	12.5%

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands, except per unit data)
Same Store:
Revenue	$97,117	$85,161	$11,956	14.0%
Unit sales	60,025	57,970	2,055	3.5%
Gross profit per retail unit (excludes fleet)	$1,618	$1,469	$149	10.1%

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Selling, General and Administrative (“SG&A”) Expenses

	Three Months Ended March 31,		Better / (Worse)
	2019	2018	Change	% Change
	(In thousands)
Reported:
Compensation	$184,185	$185,037	$852	0.5%
Advertising	15,050	16,016	966	6.0%
Rent	15,250	21,868	6,618	30.3%
Other	32,610	82,004	49,394	60.2%
Total SG&A expenses	$247,095	$304,925	$57,830	19.0%

Reported:
SG&A expenses as a % of gross profit:
Compensation	51.3%	52.5%	120	bps
Advertising	4.2%	4.5%	30	bps
Rent	4.2%	6.2%	200	bps
Other	9.1%	23.3%	1,420	bps
Total SG&A expenses as a % of gross profit	68.8%	86.5%	1,770	bps

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Non-GAAP Continuing Operations EPS Reconciliation

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Weighted Average Shares	Amount	Per Share Amount	Weighted Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations	42,888	$42,349	$0.99	42,789	$(2,014)	$(0.05)
Pre-tax items of interest:
Loss (gain) on franchise disposals		$(46,680)			$(1,190)
Executive transition costs		6,264			—
Long-term compensation charges		—			9,189
Impairment Charges		1,926			3,643
Lease exit charges		—			4,814
Legal related matters		—			1,500
Tax effect of above items		12,902			(4,894)
Adjusted diluted earnings (loss) and shares from continuing operations	42,888	$16,761	$0.39	42,789	$11,048	$0.26